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                                                                     EXHIBIT 3.2

                                 RESTATED BYLAWS

                                       OF

                       NATIONWIDE FINANCIAL SERVICES, INC.
                     (hereinafter called the "Corporation")

                     For the Government of the Stockholders
                             and Board of Directors

                                    ARTICLE I
                                     OFFICES

         Section 1. Registered Office. The registered office of the Corporation in the State of Delaware is c/o Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, in the State of Delaware.

         Section 2. Other Offices. The Corporation may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time appoint or the business of the Corporation may require.

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

         Section 1. Meetings In or Out of State. Any annual or special meeting of stockholders may be held in or outside of the State of Delaware.

         Section 2. Annual Meetings. An annual meeting of the stockholders for the election of directors and such other business as may come before the meeting shall be held on such date, at such place and at such time as shall be designated by the Board of Directors. If for any reason the annual meeting is not held as provided for in this section, then the business to be transacted thereat may be transacted at any special meeting of stockholders called as provided for in Section 3 of this Article II.

         Section 3. Special Meetings. Special meetings of the stockholders may be called by the Chairman of the Board, the Chairman or the Chief Executive Officer, or the President and Chief Operating Officer and shall be called by the Secretary at the request in writing of a majority of the members of the Board of Directors. No business other than that included in the notice of the special meeting shall be acted upon at such meeting.

         Section 4. Notice of Stockholders' Meetings. A written, printed or typewritten notice of each annual or special meeting of the stockholders, stating the place, time and date and, if it is for a special meeting, the purpose or

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purposes  thereof,  shall be delivered or mailed to each  stockholder  of record entitled to vote at such meeting or entitled to notice thereof. If mailed, such notice shall be addressed to such stockholder's last known address as the same appears on the records of the Corporation. Such notices for each annual or special meeting shall be so delivered or mailed not more than 60 nor less than 10 days before the date fixed for the meeting. In the event of the transfer of shares after notice has been given and prior to the holding of the meeting, it shall not be necessary to serve notice upon the transferee. If a meeting is adjourned to another time or place and such adjournment is for 30 days or less and no new record date is fixed for the adjourned meeting, no further notice as to such adjourned meeting need be given if the time and place to which the meeting is adjourned are fixed and announced at such meeting. If the adjournment is for more than 30 days, or after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting or entitled to notice thereof.

         Section 5. Waiver of Notice. Any stockholder entitled to notice of any stockholders' meeting may, in person or by proxy, either before, at or after such meeting, waive notice in writing, which writing shall be filed with or entered upon the records of the meeting, of any or all of the provisions of law, the Certificate of Incorporation of the Corporation, as amended and restated from time to time (the "Certificate of Incorporation"), or these Bylaws as to notice of such meeting, including the time, place and purpose thereof, or as to any irregularities in such notice or arising in connection therewith or with the giving thereof and shall thereby validate the proceedings at such meeting as fully as though all of the requirements waived had been duly met in their respective cases. The attendance of any stockholder at any such meeting, in person or by proxy, without protesting the lack of a proper notice of such meeting shall be deemed to be a waiver of notice of such meeting.

         Section 6. Quorum. A stockholders' meeting duly called shall not be organized for the transaction of business unless a quorum is present. Except as otherwise expressly provided by law, the Certificate of Incorporation, these Bylaws or any certificate filed under Section 151(g) of the Delaware General Corporation Law (the "DGCL") (or its successor statute as in effect from time to time), the presence in person or by proxy of holders of record entitled to exercise at least a majority of the voting power of the Corporation shall constitute a quorum for such meeting. The stockholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. If a meeting cannot be organized because a quorum has not attended, stockholders representing a majority of the voting power of the stockholders present may adjourn, or, in the absence of a decision by the majority, any officer entitled to preside at such meeting may adjourn, the meeting from time to time to such time (not more than


30 days after the previously adjourned meeting) and place as such stockholders or officer may determine, without notice other than by announcement at the

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meeting of the time and place of the adjourned  meeting.  At any such  adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally called.

         Section 7. Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any other change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 days nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. A determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of such meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         Section 8. Voting.

         (a) Stockholders Entitled to Vote. Each stockholder shall, at each meeting of the stockholders, be entitled to vote in person or by proxy each share or fractional share of the stock of the Corporation having voting rights on the matter in question and which shall have been held by him or her and registered in his name on the books of the Corporation on the date fixed pursuant to Section 7 of this Article II as the record date for the determination of stockholders entitled to notice of and to vote at such meeting.

         (b) Voting by Another Corporation. Subject to the provisions of the Certificate of Incorporation and subsection (a) of this Section 8, the chairman of the board of directors, the president, any vice president, the secretary, the treasurer or any other duly elected officer or duly authorized agent, proxy or attorney-in-fact of another corporation holding shares of this Corporation and entitled to vote at any meeting shall conclusively be deemed to have authority to vote such shares and to execute proxies and written waivers or consents in relation thereto, whether such shares are held in a fiduciary capacity or otherwise, unless before a vote is taken or a consent or waiver is acted upon, a certified copy of the bylaws, or a resolution of the board of directors, of the corporation holding such shares is delivered to the Secretary of this
Corporation, showing that such authority does not exist or is vested in some other officer or person. A person executing such writing or so acting as one of such officers, agents, proxies or attorneys-in-fact of such corporation shall, for the purposes of this subsection (b), be prima facie deemed to be duly elected (if applicable) or appointed, qualified and acting as such officer, agent, proxy or attorney-in-fact and to be fully authorized.

         (c) Voting by Proxy. A stockholder may, through a written proxy, authorize another person (who need not be a stockholder) to vote in the stockholder's stead and to represent the stockholder at one or more

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stockholders'  meetings,  whether annual or special meetings, or any adjournment thereof, but such instrument must be filed with the Secretary of this Corporation before the convening of the meeting and before the person authorized thereby may exercise the rights thereunder. A vote in accordance with the terms of a duly filed proxy shall be valid notwithstanding the previous death of the principal or the revocation of the appointment or the transfer of the share on which the vote was given, unless notice in writing of such death, revocation or transfer shall have been received by the Secretary of this Corporation, or such revocation is made in open meeting, before the vote is taken or the authority granted is otherwise exercised; provided, however, that no proxy hereafter made shall be valid after the expiration of 3 years after the date of its execution unless the stockholder executing it shall have specified therein the length of time it is to continue in force. A telegram, cablegram, wireless message or photograph, photostatic or equivalent reproduction of a writing appointing a proxy or proxies shall be a sufficient writing. A stockholder, without affecting any vote previously taken, may revoke such writing not otherwise revoked by giving notice to this Corporation in writing or in open meeting.

         Section 9. Inspectors of Election. The Board of Directors, in advance of any meeting of stockholders, may appoint 3 inspectors to act at the meeting. If inspectors are not so appointed, the person acting as the chairman of any meeting of stockholders may appoint such inspectors. If any person so appointed fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting or at the meeting by the person acting as chairman thereat. The inspectors so appointed, if any, shall (i) determine the number of shares outstanding, the voting rights with respect to the shares outstanding, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies, (ii) receive votes, ballots, consents, waivers, or releases, (iii) hear and determine all challenges and questions arising in connection with the vote, (iv) count and tabulate all votes, consents, waivers, and releases, (v) determine and announce the result, and (vi) do such acts as are proper to conduct the election or vote with fairness to all stockholders. The decision, act or certificate of a majority of the inspectors shall be effective in all respects as the decision, act or certificate of all 3 inspectors. If requested to do so by the person acting as chairman of the meeting, the inspectors shall make a report in writing of any challenge, question or matter determined by them, and make and execute a certificate of any facts found by them. The certificate of the inspectors shall be prima facie evidence of the facts therein stated and of the vote as certified by them.

         Section 10. Organization. At each meeting of the stockholders, the Chairman of the Board, or in his absence or by his or her request, the Chairman or the Chief Executive Officer, or in his or her absence or by his or her request, the President and Chief Operating Officer, or in his or her absence or by his or her request, any Vice President, or, in the absence of the Chairman of the Board, the Chairman or the Chief Executive Officer, the President and Chief Operating Officer and a Vice President, a chairman chosen by stockholders representing a majority of the voting power present in person or by proxy and entitled to vote

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shall  act as  chairman,  and the  Secretary  of this  Corporation,  or,  if the
Secretary of this Corporation not be present, an Assistant Secretary, or if neither the Secretary nor an Assistant Secretary be present, any person whom the chairman of the meeting shall appoint, shall act as secretary of the meeting.

         Section 11. Advance Notice of Stockholder Proposals and Stockholder Nominations of Directors. In order to properly submit any business to, or nominate any person for election to the Board of Directors at, an annual meeting of stockholders, a stockholder must give timely notice in writing to the Secretary of the Corporation. To be considered timely, a stockholder's notice must be delivered either in person or by United States certified mail, postage prepaid, and received at the principal executive offices of the Corporation (i) not less than 60 days nor more than 90 days before the first anniversary date of the Corporation's proxy statement in connection with the last annual meeting of stockholders or (ii) if no annual meeting was held in the previous year or the date of the applicable annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year's proxy statement, not less than a reasonable time, as determined by the Board of Directors, prior to the date of the applicable annual meeting. With respect to any special meeting of stockholders, written notice of a stockholder's proposal to submit business or to nominate a person for election to the Board of Directors must be delivered in the manner specified above and not later than the close of business on the seventh day following the earlier of (a) the day on which notice of such meeting is first given to stockholders or (b) the day on which public disclosure of the meeting is made.

         The  Secretary  of  the  Corporation   shall  deliver  any  stockholder
proposals and nominations received in a timely manner for review by the Board of Directors or a committee designated by the Board of Directors.

         A stockholder's notice to submit business at an annual meeting of stockholders shall set forth (1) the name and address of such stockholder, (2) the class and number of shares of stock beneficially owned by such stockholder,
(3) the name in which such shares are registered on the stock transfer books of the Corporation, (4) a representation that such stockholder intends to appear at the meeting in person or by proxy to submit the business specified in such notice, (5) any material interest of such stockholder in the business to be submitted, and (6) a brief description of the business desired to be submitted at the annual meeting, including the complete text of any resolutions to be presented at the annual meeting, and the reasons for conducting such business at the annual meeting. In addition, the stockholder making such proposal shall promptly provide any other information reasonably requested by the Corporation.

         In addition to the information required above to be given by a stockholder who intends to submit business at a meeting of stockholders, if the business to be submitted is the nomination of a person or persons for election to the Board of Directors then such stockholder's notice must also set forth, as to each person whom such stockholder proposes to nominate for election as a director, (A) the

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name, age, business address and, if known,  residential  address of such person,
(B) the principal occupation or employment of such person, (C) the class and number of shares of stock of the Corporation which are beneficially owned by such person, (D) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required by the rules and regulations of the Securities and Exchange Commission promulgated under the Securities Exchange Act of 1934, as amended,
(E) the written consent of such person to be named in the proxy statement as a nominee and to serve as a director if elected, and (F) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder.

         Any person nominated for election as a director by the Board of Directors or any committee designated by the Board of Directors shall, upon the request of the Board of Directors or such committee, furnish to the Secretary of the Corporation all such information pertaining to such person that is required to be set forth in a stockholder's notice of nomination.

         Notwithstanding the foregoing provisions of this Section 11, a stockholder who seeks to have any proposal included in the Corporation's proxy statement shall comply with the requirements of Regulation 14A under the Securities Exchange Act of 1934, as amended, at any time when such requirements are applicable pursuant thereto.


                                   ARTICLE III
                                    DIRECTORS

         Section 1. Powers and Number of Directors. The affairs, property and business of the Corporation shall be conducted and managed by a Board of Directors consisting of not less than 1 nor more than 15 directors. The exact number of directors shall be determined from time to time by resolution or resolutions adopted by affirmative vote of a majority of the entire Board of Directors which the Corporation would have if there were no vacancies. The directors shall be divided into three classes, designated Class I, Class II and Class III, as provided in the Certificate of Incorporation. The terms of directors shall be as provided in the Certificate of Incorporation.

         Section 2. Election of Directors. At each meeting of the stockholders for the election of directors, the persons receiving the greatest number of votes shall be the directors. Directors need not be stockholders.

         Section 3. Nominations. Nominations of persons for election to the Board of Directors may be made by the Board of Directors, any committee thereof, or by any stockholders entitled to vote for the election of directors at the applicable meeting of stockholders. Nominations made by stockholders must be made in accordance with the provisions of Section 11 of Article II of these Bylaws. Notice of nominations which are proposed by the Board of Directors shall be given on

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behalf of the Board of Directors by the chairman of the meeting. The chairman of the meeting may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedure, and if the chairman should so determine, the chairman shall so declare at the meeting and the defective nomination shall be disregarded.

         Section 4. Resignations. Any director of the Corporation may resign at any time by giving written notice to the Chairman of the Board, the Chairman or the Chief Executive Officer, the President and Chief Operating Officer or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, and if no time is specified, at the time of its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 5. Vacancies and Removal of Directors. Vacancies in the Board of Directors shall be filled, and directors may be removed, only as provided in the Certificate of Incorporation.

         Section 6. Place of Meeting. The Board of Directors may hold any of its meetings at the principal office of the Corporation or at such other place or places as the Board of Directors (or the Chairman of the Board in the absence of a determination by the Board of Directors) may from time to time designate.

         Section 7. Annual Meeting. An annual meeting of the Board of Directors shall be held each year at the same place as, and immediately after, the annual meeting of stockholders, or at such other place and time as shall theretofore have been determined by the Board of Directors and notice thereof need not be given. At its annual meeting, the Board of Directors shall organize itself and elect the officers of the Corporation for the ensuing year, and may transact any other business which may properly come before the meeting.

         Section 8. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such intervals, at such time and at such place as shall from time to time be determined by resolution of the Board of Directors.

         Section 9. Special Meetings. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board, the Chairman or the Chief Executive Officer, the President and Chief Operating Officer or by a majority of directors then in office to be held on such day and at such time and place as shall be specified by the person or persons calling the meeting.

         Section 10. Notice of Meeting. Notice of each special meeting or, where required, each regular meeting of the Board of Directors shall be given to each director either by being mailed on at least the third day prior to the date of the meeting or by being telegraphed, faxed or given personally or by telephone on at least 24 hours notice prior to the date of meeting. Such notice shall specify the place, the date and the hour of the meeting and, if it is for a special meeting, the purpose or purposes for which the meeting is called. At any meeting of the

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Board of Directors at which every director shall be present (unless any director shall be so present solely to protest the validity or legality of such meeting), even though without such notice, any business may be transacted. Any acts or proceedings taken at a meeting of the Board of Directors not validly called or constituted may be made valid and fully effective by ratification at a subsequent meeting which shall be legally and validly called or constituted. Notice of any regular meeting of the Board of Directors need not state the purpose of the meeting and, at any regular meeting duly held, any business may be transacted. If the notice of a special meeting shall state as a purpose of the meeting the transaction of any business that may come before the meeting, then at the meeting any business may be transacted, whether or not referred to in the notice thereof. A written waiver of notice of a special or regular meeting, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed the equivalent of such notice, and attendance of a director at a meeting shall constitute a waiver of notice of such meeting except when the director attends the meeting and prior to or at the commencement of such meeting protests the lack of proper notice.

         Section 11. Quorum and Voting. At all meetings of the Board of Directors, the presence of a majority of the directors then in office shall constitute a quorum for the transaction of business. Except as otherwise required by law, the Certificate of Incorporation, or these Bylaws, the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. If at any meeting of the Board of Directors, there shall be less than a quorum present, a majority of the directors present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the adjourned meeting. At all meetings of the Board of Directors, each director shall have one vote.

Section 12. Committees. The Board of Directors, by resolution passed by a majority of the entire board, may designate one or more committees of the Board of Directors. To the extent provided in the resolution and permitted by law, the committee or committees shall have and may exercise all powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers that may require it, but no committee shall have the power or authority to approve or adopt, or recommend to the stockholders of the Corporation, any matter expressly required by the DGCL to be submitted to stockholders for approval or adopt, amend or repeal any provision of these Bylaws or the Certificate of Incorporation. Any committee or committees shall have the name or names determined from time to time by resolution adopted by the Board of Directors. Any vacancy in a committee occurring from any cause whatsoever may be filled by the Board of Directors. Each committee shall serve at the pleasure of the Board of Directors and shall be subject to the control and direction of the Board of Directors. Any such committee may act by a majority of its members at a meeting of such committee. Any such committee shall keep written minutes of its meetings and report the same to the Board of Directors at the next regular meeting of the Board of Directors.

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         Section 13.  Compensation.  The Board of Directors  may, by  resolution passed by a majority of those in office, fix the compensation of directors for service in any capacity and may fix fees for attendance at meetings and may authorize the Corporation to pay the traveling and other expenses of directors incident to their attendance at meetings, or may delegate such authority to a committee of the Board of Directors.

         Section 14. Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or such committee.

         Section 15. Participation in Meeting by Telephone. Unless otherwise provided by the Certificate of Incorporation or these Bylaws, members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this
Section 15 shall constitute presence in person at such meeting.


                                   ARTICLE IV
                                    OFFICERS

         Section 1. Officers. The officers shall be a President, Secretary, Treasurer and such other officers as the Board of Directors may appoint or elect or provide by resolution from time to time. If the Corporation has a Chief Executive Officer, the Chief Executive Officer, must be a member of the Board of Directors. Any two or more of the offices may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law or by the Restated Certificate of Incorporation or Restated Bylaws to be executed, acknowledged or verified by two or more officers.

         Section 2. Election and Term of Office. The Chief Executive Officer and President shall be chosen by the Board of Directors and by the vote of the majority of the Board of Directors at the regular annual meeting of the Board. Such officers shall hold office until the date of the next annual meeting of the Board of Directors or until their respective successors are elected and qualified, provided, however, that any officer may be removed from office with or without cause at any time by a vote of at least two-thirds of the entire Board of Directors. If, for any cause, there is no regular annual meeting of the Board of Directors, or if such meeting is held and no one is elected or re-elected to one or more of such

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offices,  the omitted  election may be held in the manner above described at any other meeting of the Board of Directors if such meeting is duly called as a special meeting for that purpose or if each member of the Board of Directors shall be present or shall waive in writing the call and notice thereof. All other officers, assistant officers and agents of the Corporation shall be elected or appointed by the Board of Directors, or any committee of the Board of Directors to whom such authority has been delegated, and shall hold office for such period, have such authority and perform such duties as the Board of Directors or any such committee may from time to time determine. The Board of Directors may delegate to any officer the power to appoint any subordinate officers or agents.

         Section 3. Removal. Any officer of the Corporation may be removed from office at any time, for or without cause, by a vote of a majority of the Board of Directors. Any officer appointed not by the Board of Directors but by a committee or officer to which the Board of Directors shall have delegated the power of appointment may be removed, for or without cause, by the committee or superior officer (including successors) who made the appointment, or by any committee or officer upon whom such power of removal may be conferred by the Board of Directors.

         Section 4. Resignations. Any officer may resign at any time by giving written notice to the Chairman of the Board, the Chairman or the Chief Executive Officer, the President and Chief Operating Officer, or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, and if no time is specified, at the time of its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 5. Vacancies. Whenever a vacancy occurs in any office of the Corporation for any cause, the vacancy may be filled for the unexpired term by the vote of a majority of the Board of Directors present, if those present constitute a quorum thereof, or by the action of any committee of the Board of Directors to whom such authority has been delegated.





                                    ARTICLE V
                               DUTIES OF OFFICERS

         Section 1. Chairman of the Board. If the Corporation has a Chairman of the Board, then the Chairman of the Board shall preside at all meetings of the shareholders and Board of Directors, shall sign the record of such meetings at


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

which the Chairman shall preside and shall have such other powers and duties as may be prescribed by the Board of Directors.

         Section 2. Chief Executive Officer. If the Corporation has a Chief Executive Officer, the Chief Executive Officer shall exercise general administrative leadership and direction of the Corporation in conformity with actions and controls established and maintained by the Board of Directors. The Chief Executive Officer shall, in compliance with the laws of the State of Delaware, Restated Certificate of Incorporation and these Restated Bylaws, and in concurrence with the actions of the Board, direct the activities of its officers. The Chief Executive Officer shall have the power and authority to execute on behalf of the Corporation any and all documents, contracts, instruments, or other papers to which the signature of the Corporation is to be attached; provided, however, a facsimile signature may be printed, engraved or stamped on any approved document, contract, instrument, or other papers of the Corporation. The Chief Executive Officer shall exercise the discretion of and perform generally all of the duties incident to the Office of the Chief Executive Officer, and such other and further duties as may be from time to time required by the Board of Directors.

In the absence of the Chairman of the Board, or at the request thereof, the Chief Executive Officer shall preside at meetings of the shareholders and the Board of Directors, sign the record of such meetings at which the Chief Executive Officer shall preside and shall have such other powers and duties as may be prescribed by the Board of Directors.

In the absence of the Chief Executive Officer, another Director shall be selected by those Directors present to serve as temporary Chairman, and shall be authorized to sign the records of meetings at which such Director presides.

         Section 3. President and Chief Operating Officer. The President and Chief Operating Officer shall be the chief operating officer of the Corporation and shall, in compliance with the laws of Delaware, the Certificate of Incorporation and these Bylaws, and in concurrence with the Chairman or the Chief Executive Officer and the actions of the Board of Directors, direct the activities of the officers of the Corporation. Except as provided for by resolution of the Board of Directors or by memorandum from the Chairman or the Chief Executive Officer, the President and Chief Operating Officer shall have the power and authority to execute on behalf of the Corporation any and all approved documents, contracts, instruments, or other papers to which the signature of the Corporation is to be attached; provided, however, that a facsimile of his or her signature may be printed, engraved or stamped on any approved document, contract, instrument or other paper of the Corporation. The President and Chief Operating Officer shall exercise the discretion of and perform generally all of the duties incident to the office of President and Chief Operating Officer and such other and further duties as are conferred upon him or her by these Bylaws or may be assigned to him or her from time to time by the Board of Directors or the Chairman or the Chief Executive Officer.

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

         Section 4. Vice Presidents. The Vice Presidents, who may be designated Executive Vice President, Senior Vice President, Vice President or Associate Vice President, shall have such powers and perform such duties as are conferred upon them by these Bylaws or may be assigned to them from time to time by the Chairman or the Chief Executive Officer or the President and Chief Operating Officer and approved by the Board of Directors. The officer designated by the President and Chief Operating Officer and approved by the Chairman or the Chief Executive Officer shall act for the President and Chief Operating Officer upon his or her absence or disability.

         Section 5. General Counsel. The General Counsel shall furnish legal counsel on corporate matters as required; render legal opinions to the Board of Directors, the Chairman or the Chief Executive Officer, the President and Chief Operating Officer and the other officers and employees as requested; interpret all laws and regulations relating to the business of the Corporation; initiate recommendations with respect to legislation affecting the business of the Corporation; and shall perform such other and further duties as may be required by the Board of Directors, the Chairman or the Chief Executive Officer or the President and Chief Operating Officer.

         Section 6. Secretary. The Secretary shall (i) issue notices and maintain the official records of all meetings of the stockholders and the Board of Directors and such records shall be attested by the Secretary or by such other person as shall have acted as secretary of such meeting in the case of the Secretary's absence for any reason, (ii) have charge of the seal, share or other security books of the Corporation, and (iii) shall issue and attest all certificates of shares or other securities of the Corporation; provided, however, that a facsimile of his or her signature may be printed, engraved or stamped on certificates for shares, bonds or other securities of the Corporation when such certificates are countersigned by an incorporated transfer agent or registrar. In case a transfer agent or registrar of the shares or other securities of the Corporation shall be duly appointed by the Corporation, the Secretary may place in the charge of such transfer agent or registrar the seal and share or other security books of the Corporation and such transfer agent or registrar may perform in the Secretary's stead all duties in connection with the shares of the Corporation. The Secretary shall have power and authority to sign or attest on behalf of the Corporation any and all approved documents, contracts, instruments or other papers where required in carrying on the business of the Corporation; provided, however, that a facsimile of his or her signature may be printed, engraved or stamped on any approved document, contract, instrument or other paper of the Corporation. The Secretary shall perform such other and further duties as are conferred upon him or her by these Bylaws or may be assigned to him or her from time to time by the Chairman or the Chief Executive Officer or the President and Chief Operating Officer and approved by the Board of Directors.

         Section 7. Treasurer. The Treasurer shall (i) maintain custody of all funds, securities and properties of the Corporation, (ii) direct the receipt and

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

deposit of all funds and securities and payment of all authorized disbursements,
(iii) direct the administration of all accounting activities of the Corporation,
(iv) furnish financial reports of the Corporation, as required, and (v) have the power and authority to sign or attest on behalf of the Corporation any and all approved documents, contracts, instruments, or other papers where required in carrying on the business of the Corporation; provided, however, that a facsimile of his signature may be printed, engraved or stamped on any approved document, contract, instrument or other paper of the Corporation. The Treasurer shall perform such other and further duties as are conferred upon him or her by these Bylaws or may be assigned to him or her from time to time by the Chairman or the Chief Executive Officer or the President and Chief Operating Officer and approved by the Board of Directors.

         Section 8. Assistant Secretary. Any Assistant Secretary shall at all times act as an assistant to the Secretary and have such powers and perform such duties as are conferred upon him or her by these Bylaws or be assigned to him or her from time to time by the Secretary and approved by the Chairman or the Chief Executive Officer or the President and Chief Operating Officer. In case both the Secretary and all Assistant Secretaries are at the same time absent or unable to perform their duties, the Board of Directors may appoint a secretary pro tempore with the power and duty to act as Secretary during such absence or disability of the Secretary and the Assistant Secretaries.

         Section 9. Assistant Treasurer. Any Assistant Treasurer shall at all times act as an assistant to the Treasurer and shall have powers and perform such duties as are conferred upon him or her by these Bylaws or may be assigned to him or her from time to time by the Treasurer and approved by the Chairman or the Chief Executive Officer or the President and Chief Operating Officer.

         Section 10. Execution of Instruments. Any Vice President and any assistant secretary or assistant treasurer shall have the power and authority to sign any and all approved documents, contracts, instruments, or other papers in connection with the operation of the business of the Corporation in addition to the Chairman or the Chief Executive Officer, the President and Chief Operating Officer, the Treasurer and the Secretary; provided, however, the facsimile signature of any of them may be printed, engraved or stamped on any approved document, contract, instrument, or other paper of the Corporation.

         Section 11. Bond of Officers and Employees. Any officer or employee of the Corporation handling funds or negotiable instruments or any other property of the Corporation shall furnish such bond or shall be covered by a blanket bond in such amounts and with such surety and sureties as may be required by the Board of Directors. The premium of any such bond shall be paid by the Corporation.


                                   ARTICLE VI
                                 INDEMNIFICATION


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

         Section 1. Indemnification. The Corporation shall indemnify, to the fullest extent permissible under the DGCL, or the indemnification provisions of any successor statute, any person, and the heirs and personal representatives of such person, against any and all judgments, fines, amounts paid in settlement and costs and expenses, including attorneys' fees, actually and reasonably incurred by or imposed upon such person, in connection with, or resulting from any claim, action, suit or proceeding (civil, criminal, administrative or investigative) in which such person is a party or is threatened to be made a party by reason of such person being or having been a director, officer, employee or agent of the Corporation, or of another corporation, joint venture, trust or other organization in which such person serves as a director, officer, employee or agent at the request of the Corporation, or by reason of such person being or having been an administrator or a member of any board or committee of the Corporation or of any such other organization, including, but not limited to, any administrator, board or committee related to any employee benefit plan.

         The Corporation may advance expenses incurred in defending a civil or criminal action, suit or proceeding to any such director, officer, employee or agent upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount, if it shall ultimately be determined that such person is not entitled to indemnification by the Corporation.

         The foregoing right of indemnification and advancement of expenses shall in no way be exclusive of any other rights of indemnification to which any such person may be entitled, under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, and shall inure to the benefit of the heirs and personal representatives of such person. Any repeal or amendment of this Section 1 of Article VI by the Corporation shall be prospective only and shall not adversely affect any right of protection of a person with respect to any act or omission occurring prior to the time of such repeal or modification.

         Section 2. Reliance on Books and Records. Each director and officer and each member of any committee designated by the Board of Directors shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation or of any of its subsidiaries, or upon reports made to the Corporation or any of its subsidiaries by any officer of the Corporation or of a subsidiary or by an independent certified public accountant or by an appraiser selected with reasonable care by the Board of Directors or by any such committee.

         Section 3. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of the person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the DGCL.

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

                                   ARTICLE VII
                                     SHARES

         Section 1. Certificates of Shares. Each stockholder of the Corporation whose shares are paid in full shall be entitled to a certificate or certificates showing the number and class of shares registered in such stockholder's name on the books of the Corporation. Certificates for the respective classes of shares of the Corporation shall be issued in numerical order and signed in the name of the Corporation by the Chairman of the Board, the Chairman or the Chief Executive Officer or the President and Chief Operating Officer and the Secretary or the Treasurer, or such other officers or persons as may be authorized by the Board of Directors and permitted by applicable law. The signature of any of said officers may be facsimile, engraved, stamped or printed when such certificates are countersigned by an incorporated transfer agent or registrar. A full record of each certificate as issued shall be entered on the stock record books of the Corporation. No new certificate shall be issued until the former certificate for the same number of shares shall have been surrendered and canceled, except as provided for in Section 3 of this Article VII. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she was such officer, transfer agent or registrar at the date of issue.

         Section 2. Transfer of Shares. Transfers of shares in the Corporation shall be made only on the books of the Corporation by the registered holder thereof, his legal guardian, executor or administrator, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent appointed by the Board of Directors, and on surrender of the certificate or certificates for such shares properly endorsed or accompanied by properly executed stock powers and evidence of the payment of all taxes imposed upon such transfer.

         Section 3. Lost, Stolen, Destroyed or Mutilated Certificates. If any share certificate in this Corporation becomes worn, defaced or mutilated, the Secretary, upon presentation or surrender thereof, shall order the same canceled, and shall issue a new certificate in lieu thereof. If any share certificate is lost, stolen or destroyed, the Secretary shall issue a new certificate in lieu thereof to the person entitled to such lost, stolen or destroyed certificate upon receiving a bond of indemnity containing such terms as the Board of Directors may reasonably require to protect the Corporation or any person, firm or other corporation from loss, cost or damage resulting from the issue of such new certificate.

         Section 4. Holder of Record. The Corporation shall be entitled to treat the holder of record of any share or shares of the Corporation as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other

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

claim to, or interest in, such share on the part of any person, whether or not the Corporation shall have express or other notice thereof, except as expressly provided by the laws of Delaware.

         Section 5. Transfer Agents and Registrars. The Board of Directors may appoint, or revoke the appointment of, transfer agents and registrars and may require all certificates for shares to bear the signatures of such transfer agents and registrars, or any of them. The Board of Directors shall have authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, and registration of certificates for shares of the Corporation.

                                  ARTICLE VIII
                                   FISCAL YEAR

Section 1. Fiscal Year. The fiscal year of the Corporation shall be the calendar year ending December 31, unless otherwise fixed by resolution of the Board of
                                   Directors.


                                   ARTICLE IX
                                      SEAL

         Section 1. Seal. The corporate seal shall be circular in form and shall contain the name of the Corporation, the year of its creation and the words "CORPORATE SEAL Delaware." Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.





                                    ARTICLE X
                                  MISCELLANEOUS

         Section 1. Checks. All checks, drafts or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers or agent or agents of the Corporation, and in such manner, as shall be determined from time to time by resolution of the Board of Directors.

         Section 2. Notice and Waiver of Notice. Except as otherwise expressly provided herein, any notice required by these Bylaws to be given shall be sufficient if given by depositing the same in a post office or letter box in a sealed wrapper with first-class postage prepaid thereon and addressed to the person entitled thereto at such person's address, as the same appears upon the books of the Corporation, or by faxing, telegraphing or cabling the same to such person at such address; and such notice shall be deemed to be given at the time it is faxed, telegraphed or cabled or at the time the mailing is received. Whenever any notice is required to be given under the provisions of any law, or under the provisions of the Certificate of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.


                                   ARTICLE XI
                                   AMENDMENTS

         Section 1. By Stockholders. Except as otherwise provided in the Certificate of Incorporation, these Bylaws may be altered or amended at any meeting of the stockholders by affirmative vote of holders of a majority of the voting power of the shares entitled to vote thereon at such meeting.

         Section 2. By Directors. Except as otherwise provided in the Certificate of Incorporation, these Bylaws may be altered or amended at any meeting of the Board of Directors by affirmative vote of a majority of the Board of Directors.





Adopted:  February 27, 2002








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